SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
J. C. Penney Company, Inc.
  (Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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Commencing on or about May 1, 2017, J. C. Penney Company, Inc. sent the following communication to certain stockholders:

**** IMPORTANT REMINDER ****

Dear JCPenney Stockholder:

By now you should have received your proxy materials for the 2017 Annual Meeting of Stockholders of J. C. Penney Company, Inc. to be held on May 19, 2017. Our records indicate you had not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is extremely important. There are 6 proposals on the agenda for this year’s Annual Meeting as discussed further in the Proxy Statement you should have already received. Your Board of Directors recommends that you vote your shares FOR Proposals 1, 2, 3, 4 and 5 and for 1 YEAR for Proposal 6.

PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares by telephone or over the Internet are provided on the proxy card accompanying this letter. If your shares are held in the name of a broker, bank or other nominee, you may sign and return the voting form accompanying this letter in the envelope provided.

YOUR VOTE IS IMPORTANT
WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY

If you have any questions or if you need assistance voting, please call Morrow Sodali LLC, our proxy solicitor, toll-free at 1-800-573-4802.

Thank you for your investment in JCPenney and for taking the time to vote your shares.

Sincerely,

Salil R. Virkar, Secretary

Commencing on or about May 1, 2017, J. C. Penney Company, Inc. posted the following communication on its corporate intranet website:

Headline: VOTE YOUR JCP SHARES NOW!

VOTE YOUR JCPENNEY SHARES NOW!

If you own stock in JCPenney or another publicly traded company, you’ve likely been receiving proxy materials by mail or email asking you to vote on company proposals. Many associates own JCPenney stock through the 401(k) plan, a Fidelity account or other investments. Your vote is important! Whether you’re voting your shares directly or as a participant in the 401(k) plan, every vote counts toward advising management on matters essential to running our Company.

PLEASE CAST YOUR VOTE TODAY to make sure your vote is counted before the 2017 Annual Meeting of Stockholders on May 19. We have a number of important proposals on which to vote. As indicated in the Company’s Proxy Statement, your Board of Directors recommends that stockholders vote “FOR” Proposals 1, 2, 3, 4 and 5, and vote for “1 YEAR” on Proposal 6.

The individual Proposals are:

1.	Election of eleven directors nominated by the Board;

2.	Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor for the fiscal year ending February 3, 2018;

3.	Approval of an amendment and extension of the Amended and Restated Rights Agreement in order to continue to protect the tax benefits of our net operating loss carryforwards;

4.	Approval of the Amended and Restated Management Incentive Compensation Program;

5.	Advisory vote on executive compensation; and

6.	Advisory vote on the frequency of the advisory vote on executive compensation.

The Company’s Proxy Statement can be viewed at JCPenney 2017 Proxy Statement. Please refer to the Proxy Statement for more details regarding all of the proposals.

The fastest and easiest way to vote is by telephone or over the Internet. See the instructions provided on the proxy card or voting form you should have received. Associates who hold JCPenney stock in more than one account get voting materials for each account, so please vote each of your Control Numbers to make sure all of your shares are voted. If you have questions, please call Morrow Sodali LLC, our proxy solicitor, toll-free at 1-800-573-4802.

Your vote is important, so please vote today!

Commencing on or about May 1, 2017, J. C. Penney Company, Inc. sent the following email communication to employees:

Subject: Vote Your JCPenney Shares Today

VOTE YOUR JCPENNEY SHARES TODAY

The JCPenney 2017 Annual Meeting of Stockholders is fast approaching. If you hold shares of JCPenney stock, by now you should have received mail or an email from your bank or broker with instructions on how to vote your shares.

Your vote matters! Whether you’re voting your shares directly or as a participant in the 401(k) plan, every vote counts toward advising management on matters essential to running our Company.

If you have not yet done so, PLEASE CAST YOUR VOTE TODAY to make sure your vote is counted before the Annual Meeting of Stockholders on May 19. We have a number of important proposals on which to vote. As indicated in the Company’s Proxy Statement, your Board of Directors recommends that stockholders vote “FOR” Proposals 1, 2, 3, 4 and 5, and vote for “1 YEAR” on Proposal 6.

The individual Proposals are:

1.	Election of eleven directors nominated by the Board;

2.	Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor for the fiscal year ending February 3, 2018;

3.	Approval of an amendment and extension of the Amended and Restated Rights Agreement in order to continue to protect the tax benefits of our net operating loss carryforwards;

4.	Approval of the Amended and Restated Management Incentive Compensation Program;

5.	Advisory vote on executive compensation; and

6.	Advisory vote on the frequency of the advisory vote on executive compensation.

The Company’s Proxy Statement can be viewed at JCPenney 2017 Proxy Statement. Please refer to the Proxy Statement for more details regarding all of the proposals.

The fastest and easiest way to vote is by telephone or over the Internet. See the instructions provided on the proxy card or voting form you should have received. Associates who hold JCPenney stock in more than one account get voting materials for each account, so please vote each of your Control Numbers to make sure all of your shares are voted. If you have questions, please call Morrow Sodali LLC, our proxy solicitor, toll-free at 1-800-573-4802.

Your vote is important, so please vote today!

Sincerely,

Salil Virkar                        Trent Kruse

VP, Associate General Counsel and Secretary	VP, Treasury, Investor Relations and Corporate Communications